EXHIBIT 99.1

December 3, 2007

Tom Kilgore, WT 7B-K
John E. Long, Jr., WT 7B-K

REQUEST FOR APPROVAL – LUMP SUM PERFORMANCE AWARD FOR JOHN M. HOSKINS

Approval is requested to provide John M. Hoskins, Senior Vice President and Treasurer a lump sum performance award in the amount of $50,000.  This award is to compensate Mr. Hoskins for serving as Chief Financial Officer and Executive Vice President, Financial Services during the past nine months while the search was being conducted to find a permanent replacement.  In addition to the outstanding leadership demonstrated by Mr. Hoskins while serving in this position, he was instrumental in meeting the new Security and Exchange Commissions reporting requirements and directing key refinancing efforts.

If approved, the compensation action outlined above will be effective as soon as administratively practicable.

  /s/  Phillip L. Reynolds
Phillip L. Reynolds
Vice President
Human Resources
LP 3A-C

GFB
cc:  W. A. Conkin, WT 8D-K
       M. H. Dunn, WT 6A-K
       K. R. Patterson, WT 4A-K

I CONCUR:

  /s/  John E. Long, Jr.                                              12/3/2007
John E. Long, Jr.                                                             Date

I APPROVE:

  /s/ Tom Kilgore                                                         12/3/2007
Tom Kilgore                                                                      Date